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                                                                  Exhibit 10.47
                          NON-NEGOTIABLE PROMSSORY NOTE

Maximum Principal Balance                                    St. Louis, Missouri
of $9,500,000                                                    October 8, 1999

            EPIX MEDICAL, INC., a Delaware corporation (hereinafter called "EPIX"), for value received, hereby promises to pay to MALLINCKRODT INC., a Delaware corporation (hereinafter called "MALLINCKRODT") the principal sum outstanding hereunder from time to time, plus accrued interest thereon, in accordance with the terms and conditions and at the times specified herein below.

            All payments of principal and interest made pursuant to this Non-Negotiable Promissory Note ("Note") shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts, and shall be made by EPIX to MALLINCKRODT at its offices at 675 McDonnell Boulevard, P. 0. Box 5840, St. Louis, Missouri 63134, or by wire transfer to MALLINCKRODT in immediately available funds to such account as MALLINCKRODT may designate in writing to EPIX in advance of any such payment.

            All capitalized terms used herein, unless otherwise specifically defined, shall have the meaning ascribed to such terms in the Strategic Collaboration Agreement among Epix Medical, Inc. (formerly known as Metasyn, Inc.), Mallinckrodt Inc. (a Delaware corporation and formerly known as Mallinckrodt Medical, Inc.) and Mallinckrodt Inc. (a New York corporation and formerly known as Mallinckrodt Group Inc.), dated August 30, 1996, as thereafter amended from time to time, hereinafter referred as the "Strategic Collaboration Agreement".

            1. Disbursement of Funds. MALLINCKRODT hereby agrees to loan to EPIX, on a quarterly basis and in accordance with and subject to the limitations and procedures set forth herein, such portion of EPIX share of Development Costs under the Strategic Collaboration Agreement as EPIX shall request from MALLINCKRODT.

            2. Procedures for Disbursement of Funds. On or about the twentieth
(20th) day of the month following the end of any calendar quarter, beginning with the calendar quarter commencing on July 1, 1999 and ending on September 30, 1999, EPIX will submit to MALLINCKRODT a written request for a loan of funds for an amount not to exceed expenditures by EPIX and its subcontractors comprising EPIX, one-half share of Development Costs for the immediately preceding calendar quarter, which request shall be accompanied by supporting documentation clearly demonstrating the amount of Development Costs incurred by EPIX and its subcontractors in such prior calendar quarter. Supporting documentation in the form and format of the attached forecast shall be deemed adequate for purposes hereof. Not later than the fifteenth (15th) day of the month following each quarter MALLINCKRODT shall submit to EPIX data and supporting documentation indicating the amount of Development Costs incurred by MALLINCKRODT and its subcontractors in such prior calendar quarter, such data and


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documentation to be in sufficient detail so as to enable EPIX to make the loan request referred to herein. Supporting documentation in the form and format of the attached MS325 budget/forecast shall be deemed adequate for purposes hereof. MALLINCKRODT shall, subject to any applicable limitations set forth herein, disburse the funds requested by EPIX on the later of (i) the last day of the month following the end of any calendar quarter for which a loan of funds is requested and (ii) ten (10) days after the receipt by MALLINCKRODT of a request for funds meeting the requirements of this Section. Upon disbursement to EPIX by MALLINCKRODT of any funds, MALLINCKRODT, at its option, may require EPIX to execute and deliver (at the expense of EPIX), a new Note adjusting the principal amount then outstanding, or may present this Note to EPIX for notation hereon of any additional principal amount outstanding as a consequence of the disbursement of funds by MALLINCKRODT.

            3. Interest. Any principal amount outstanding hereunder shall bear interest during any calendar quarter at the prime rate of interest as published in the Wall Street Journal on the first business day of each calendar quarter, beginning with the calendar quarter commencing on October 1, 1999, and shall be calculated with respect to any portion of the principal balance hereunder only to the extent such portion was outstanding during any quarter, which will be determined by dividing the number of days during the quarter in which any such portion of the principal is outstanding by the total number of days in such quarter. The interest applicable to the outstanding principal amount hereunder shall be adjusted quarterly in the preceding fashion for so long as any amounts remain outstanding hereunder.

            4. Limitations on Loan of Funds. Notwithstanding any other provision hereof, in no event will MALLINCKRODT be required to loan funds to EPIX in response to any specific request for a loan in an amount that, when added to the principal amount already outstanding hereunder, would exceed the principal amount of Nine Million Five Hundred Thousand Dollars ($9,500,000) in the aggregate. Further, in no event will MALLINCKRODT be required to loan EPIX any amounts with respect to any given calendar quarter that are in excess of the lesser of (i) the amount of Development Costs actually incurred by EPIX during that calendar quarter and (ii) one-half of the aggregate Development Costs incurred by MALLINCKRODT and EPIX during any such calendar quarter, regardless of whether or not the amount of Development Costs incurred by MALLINCKRODT during any such calendar quarter are more or less than the Development Costs incurred by EPIX during that same calendar quarter. However if, with respect to any calendar quarter, EPIX has incurred more Development Costs than MALLINCKRODT then, in accordance with the requirements and intent of the Strategic Collaboration Agreement and not as a loan or advance of funds hereunder, it is understood that MALLINCKRODT will reimburse EPIX for one-half (1/2) of the difference in this amount on the same date on which any loan of funds is made by MALLINCKRODT to EPIX hereunder to cover the Development Costs incurred by EPIX for such calendar quarter.

             5. Repayment of Loaned Amounts.


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            (a) The principal hereunder and all unpaid interest accrued thereon shall be due and payable in full on the earliest to occur of (i) October 1, 2002, (ii) thirty (30) days after the date of the First Commercial Sale of the Licensed Product in the Territory and (iii) thirty (30) days after the first date upon which EPIX could reasonably repay all outstanding principal and interest hereunder without creating any reasonably foreseeable risk that EPIX will be entitled to receive a loan from MALLINCKRODT pursuant to Section 8.5 of the Strategic Collaboration Agreement within six (6) months after the date of any such repayment. If the outstanding principal and accrued interest under this Note are not repaid in full by EPIX, without demand, presentment or notice by MALLINCKRODT of any kind (all of which are expressly waived by EPIX to the extent permitted by applicable law), as and when due in accordance with the immediately preceding sentence, then, in addition to any other rights or remedies MALLINCKRODT may have in accordance with the terms hereof, MALLINCKRODT shall have the right, effective upon written notice to EPIX, to withhold and retain up to fifty percent (50%) of the Operating Margin for any given calendar quarter otherwise payable to EPIX in accordance with Section 8.6 of the Strategic Collaboration Agreement until such time as all outstanding amounts of principal and interest hereunder are completely paid.

            (b) Notwithstanding the immediately preceding subsection (a), for so long as there is any principal amount outstanding hereunder, EPIX will repay to MALLINCKRODT twice per year, on or before July 15 and January 15, all interest accrued during the previous six month period.

            6. Security for Repayment. Repayment of this Note shall be secured by an interest in all of the intellectual property assets of EPIX ("Secured Assets"), including (without limitation) all patents, applications for patents, trademarks, trademark applications, trade secrets and confidential or proprietary scientific and technical information and data, whether owned by EPIX or which EPIX has the right to employ by way of license or other grant (and, in such case, as permitted by and subject to the terms and conditions of, such license or grant), and as more fully described in and in accordance with the terms of that certain Security Agreement between MALLINCKRODT and EPIX attached hereto as Exhibit I and expressly made a part hereof (the "Security Agreement"). EPIX affirms that (i) the security interest granted in this Note and in the Security Agreement is and shall remain a right of first priority senior to the interests of all other creditors of EPIX with respect to the Secured Assets until such time as it is released by MALLINCKRODT or as a consequence of payment of all amounts secured hereunder, (ii) that such security interest is not secondary or subordinate in any respect to the rights of any creditor or any other party and (iii) that no other party has any security interest, collateral interest or lien in, on or with respect to the Secured Assets.

            7. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to EPIX of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from MALLINCKRODT reasonably satisfactory to EPIX, or, in the case of any such mutilation, upon surrender and cancellation of this Note, EPIX will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and


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dated as of the original date hereof.

            8. Prepayment. Upon notice given to MALLINCKRODT, EPIX may, at its option and without penalty of any kind, prepay the Note, in whole or in part, together with interest accrued thereon to the date of such prepayment. Upon any prepayment of a portion of the principal amount of this Note, MALLINCKRODT, at its option, may require EPIX to execute and deliver (at the expense of EPIX), a new Note for the principal amount of this Note then remaining unpaid, or may present this Note to EPIX for notation hereon of the payment of the portion of the principal amount and any interest so prepaid.

            9. Covenants. EPIX covenants and agrees that, so long as the Note or any replacement therefor shall be outstanding;

            (a) EPIX will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed by any state, local or federal governmental authority upon EPIX or any subsidiary or upon the income and profits of EPIX or any subsidiary, or upon any property, real, personal or mixed, belonging to EPIX or any subsidiary, or upon any part thereof, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon the Secured Assets; provided, however, that neither EPIX nor any subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as EPIX or its subsidiary (as appropriate) shall be contesting the validity thereof in good faith by appropriate proceedings or EPIX shall, in its good faith judgment, deem the validity thereof to be substantially in question.

            (b) EPIX will at all times maintain and keep, or cause to be maintained and kept, in good status and condition all significant properties and rights of EPIX and its subsidiaries which are included in the Secured Assets (including maintenance of fees for filing or registration due and payable with respect to all registrable intellectual property rights included in the Secured Assets); provided, however, that nothing in this paragraph (b) shall prevent the abandonment or termination of any rights (including, but not limited to, the abandonment of any claims under any existing or future patent applications included in the Secured Assets) if such abandonment or termination is, in the good faith business judgment of EPIX, in the best interest of EPIX and does not prejudice MALLINCKRODT in any material respect.

            (c) EPIX will deliver to MALLINCKRODT on a regular basis, but no less often than quarterly, an accurate copy of its financial statements. EPIX's EDGAR filing of its reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission shall be deemed to constitute compliance by EPIX with its obligations under this Section 9(c).

            (d) EPIX will at all times keep, and cause each of its subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently


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applied.

            (e) EPIX will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its subsidiaries; provided, however, that nothing in this paragraph (e) shall prevent (i) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of EPIX not prohibited by the provisions of paragraph (f) set forth immediately below, or (ii) the abandonment or termination of any rights or franchises of EPIX, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of any subsidiary or the abandonment or termination of the corporate existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of EPIX, in the best interests of EPIX and does not prejudice MALLINCKRODT in any material respect.

            (f) EPIX will not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of its property to, any other corporation or other entity, unless:

            (i) the surviving corporation or other entity (if other than EPIX) shall expressly and effectively assume in writing the due and punctual payment of the principal of and interest on the Note, and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Note and the Security Agreement to be performed or observed by EPIX to the same extent as if such surviving corporation had been the original maker of the Note,

            (ii) EPIX or such other corporation or other entity shall not otherwise be in default in the performance or observance of any material covenant, agreement or condition of the Note or of the Security Agreement, and

            (iii) MALLINCKRODT shall have received, in connection therewith and immediately prior to the closing of such transaction, an opinion of counsel for EPIX (or other counsel satisfactory to MALLINCKRODT), in form and substance satisfactory to MALLINCKRODT, to the effect that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of clause (i) of this paragraph (f).

            10. Events of Default. If any one or more of the following events, herein called "Events of Default," shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of EPIX or any subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority:


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            (a) default shall be made in the payment of the principal or interest of this Note when and as the same shall become due and payable in accordance with the terms provided herein, or

            (b) default shall be made in the due observance or performance of any other covenant, representation, warranty, condition or agreement on the part of EPIX to be observed or performed pursuant to the terms hereof or pursuant to the Security Agreement and such default shall continue for thirty (30) days after receipt of written notice thereof from MALLINCKRODT, specifying such default and requesting that the same be remedied, or

            (c) the entry of a decree or order for relief by a court having jurisdiction in respect of EPIX or any subsidiary in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of EPIX or any subsidiary or for any substantial part of any of their property, or for all or any portion of the Secured Assets, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days, or

            (d) the commencement by EPIX or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of EPIX or any subsidiary or for any substantial part of their property, or for all or any portion of the Secured Assets, or the making by any of them of any assignment for the benefit of creditors, or

            (e) any default, as defined in any instrument evidencing or under which EPIX or any subsidiary has outstanding at the time any indebtedness for money borrowed in excess of $75,000 in aggregate principal amount, shall occur, then, MALLINCKRODT may, at its option, by notice to EPIX, declare this Note to be, and all principal outstanding under this Note shall thereupon be and become, forthwith due and payable in full, together with interest accrued thereon, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by EPIX to the extent permitted by law.

            11. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 10 of this Note shall occur and be continuing, MALLINCKRODT may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce


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any other legal or equitable right hereunder. In case of any default under this
Note, EPIX will pay to MALLINCKRODT such amounts as shall be sufficient to cover the costs and expenses of MALLINCKRODT directly attributable to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

            12. Remedies Cumulative. No remedy herein conferred upon MALLINCKRODT is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy provided hereunder or now or hereafter existing at law or in equity.

            13. No Waiver. No course of dealing between EPIX and MALLINCKRODT or any delay on the part of MALLINCKRODT in exercising any rights hereunder on any occasion shall operate as a waiver of its rights hereunder to insist on strict compliance with the terms hereof or to exercise any available remedy on any future occasion.

            14. Governing Law. This Note shall be construed to be a contract made under and pursuant to the laws of New York and all of the terms, covenants and conditions contained herein shall be governed by and construed in accordance with such laws without giving effect to the conflict of laws principles contained in such laws.

            15. Miscellaneous.

            (a) The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

            (b) This Note, and all supplements, amendments or notations with respect thereto, shall inure to the benefit of and be binding upon EPIX and its successors and assigns, but this Note may not be assigned, transferred, pledged or hypothecated by EPIX without the advance written consent of MALLINCKRODT, and this Note may not be assigned, transferred, pledged or hypothecated by MALLINCKRODT (other than to an affiliate) without the advance written consent of EPIX.

            (c) The invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of any other term or condition hereof or of this Note as a whole.

            (d) In the event of any conflict or inconsistency between the terms of this Note and those of the Security Agreement, the former shall prevail.

            16. Validity. The execution and delivery of this Note and the Security Agreement and the performance by EPIX of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action by EPIX and will not violate any provisions of law, any of the corporate governing documents of EPIX or any provisions of any indenture, agreement or other instrument to which COMPANY or any of its assets is bound. This Note has been duly executed and delivered by EPIX and constitutes the legal, valid and binding obligation of EPIX, enforceable against EPIX in


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accordance with its terms. The execution and delivery of this Note and the performance by EPIX of its obligations hereunder and under the Security Agreement does not and will not violate any judicial decree or order applicable to EPIX.

            IN WITNESS WHEREOF, EPIX MEDICAL, INC. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the date and year first above written.

                                          EPIX MEDICAL, INC.


      By: /s/ Michael D. Webb
          ---------------------
                                          Michael D. Webb, President


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